Exhibit 10.17

LTF HOLDINGS, INC.

PREFERRED RESTRICTED STOCK AGREEMENT

GRANT NOTICE

The participant set forth below (the “Participant”) has been granted restricted Series A Convertible Participating Preferred Stock (“Preferred Stock”) of LTF Holdings, Inc., a Delaware corporation (the “Company”), subject to the terms and conditions of this Restricted Stock Agreement, which includes the terms in this Grant Notice (the “Grant Notice”) and Appendix A attached hereto (collectively, this “Agreement”), and the Certificate of Designations of the Preferred Stock, dated as of January 22, 2021 (as in effect from time to time, the “Certificate of Designations”).

Participant:	Bahram Akradi

Grant Date:	April 22, 2021

Total Number of Shares of Restricted Stock:	500,000

Type of Restricted Stock	Series A Convertible Participating Preferred Stock

Vesting Schedule:

Subject to Section 2.2(a) of Appendix A hereto:

50% of the Total Number of Shares of Restricted Stock will vest on each anniversary of the Grant Date, such that 100% of the Total Number of Shares of Restricted Stock will be fully vested on the second anniversary of the Grant Date, provided that Participant does not experience a Termination of Service (as defined below) prior to the applicable vesting date. In the event of an initial underwritten offering of common stock or securities of the Company or any affiliates of the Company to the general public through a registration statement filed with the Securities and Exchange Commission (other than on Form S-3 or S-8 or any similar successor form or another form used for a purpose similar to the intended use of any such form) (“IPO”), any of the Total Number of Shares of Restricted Stock granted under this Agreement that have not vested on or prior to the date that is 180 days after such IPO becomes effective shall become vested in full as of such date, provided that Participant does not experience a Termination of Service prior to such date.

“Termination of Service” shall mean the date the Participant ceases to be a member of the Board, a consultant or advisor of the Company or any parent or subsidiary thereof, or a person employed by the Company or any parent or subsidiary thereof (within the meaning of Section 3401(c) of the Internal Revenue Code of 1986, as amended).

Both the Company and the Participant acknowledge and agree that this Agreement, the Certificate of Designations and the Second Amended and Restated Stockholders Agreement of the Company, dated as of January 6, 2020 (as amended, restated, modified or supplemented from time to time, the “Stockholders Agreement”) constitute the entire agreement or understanding between the Company and the Participant regarding the terms and conditions of the Restricted Stock awarded hereunder, and that the foregoing supersede all prior communications, agreements, and understandings, written or oral, with respect to the terms and conditions of such Restricted Stock.

ACCORDINGLY, PLEASE BE SURE TO READ ALL OF THIS AGREEMENT (INCLUDING THE GRANT NOTICE AND APPENDIX A), THE STOCKHOLDERS AGREEMENT AND THE CERTIFICATE OF DESIGNATIONS.

LTF HOLDINGS, INC.:	PARTICIPANT:

By:	By:
Name:	Name: Bahram Akradi
Title:

APPENDIX A

TO THE PREFERRED RESTRICTED STOCK AGREEMENT GRANT NOTICE

Pursuant to this Agreement, the Company has awarded to the Participant the number of shares of Restricted Stock set forth in the Grant Notice.

ARTICLE I.

GENERAL

1.1    Definitions. All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Grant Notice.

1.2    Incorporation of Terms. The Restricted Stock is subject to the terms and conditions of the Stockholders Agreement and the Certificate of Designations. In the event of any inconsistency between the Stockholders Agreement or Certificate of Designations and this Agreement, the terms of the Stockholders Agreement or Certificate of Designations, as applicable, shall control.

1.3    Administration. The Agreement and the award of Restricted Stock hereunder will be administered by the Compensation Committee (the “Administrator”) of the Board of Directors of the Company (the “Board”) unless otherwise determined by the Board and with the Participant recusing himself. The Administrator and the Board shall have the authority to take all actions and make all determinations contemplated by this Agreement and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Agreement as it shall deem advisable. The Administrator may correct any defect or ambiguity, supply any omission or reconcile any inconsistency in the Agreement or the award of Restricted Stock in the manner and to the extent it shall deem necessary or appropriate to carry the Agreement and the award of Restricted Stock into effect, as determined by the Administrator. The Administrator (or the Board) shall make all determinations under this Agreement in its sole discretion and all such determinations shall be final and binding on the Participant and all persons having or claiming any interest in the Agreement or in the award of Restricted Stock hereunder. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Agreement to one or more committees or subcommittees of the Board, which may be comprised of one or more directors (other than the Participant). The Board may abolish any such committee at any time and re-vest in itself any previously delegated authority.

ARTICLE II.

AWARD OF RESTRICTED STOCK

2.1    Award of Restricted Stock.

(a)    Award. As of the Grant Date, the Company issued to the Participant the number of shares of Restricted Stock set forth in the Grant Notice in consideration of the Participant’s agreement to remain in the service or employ of the Company or one of its subsidiaries, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Such shares of Restricted Stock and any dividends and distributions made or declared with respect to such shares, in each case, whether vested or unvested shall sometimes be referred to herein as “Shares.”

(b)    Book Entry Form; Certificates. At the sole discretion of the Board, the Shares will be issued in either (i) uncertificated form, with the Shares recorded in the name of the Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the Restrictions; or (ii) certificate form subject to the terms of Section 2.1(c). For purposes of this Agreement, “Restrictions” shall mean the forfeiture provision in Section 2.2(a) and the other restrictions set forth in this Agreement.

(c)    Legend. Shares issued pursuant to this Agreement shall bear such legend or legends as shall be determined by the Board.

(d)    Escrow. The Secretary of the Company or such other escrow holder as the Company may appoint may retain physical custody of any certificates representing the Shares until all of the Restrictions lapse or shall have been removed.

2.2    Restrictions.

(a)    Forfeiture. The Restricted Stock shall vest in accordance with the vesting schedule set forth on the Grant Notice. Except as otherwise determined by the Board, any portion of the Restricted Stock which is not vested pursuant to the Grant Notice as of the date the Participant incurs a Termination of Service shall automatically be forfeited by the Participant on the date of such Termination of Service without any additional consideration therefor and without any further action by the Company.

(b)    Tax Withholding; Conditions to Issuance of Certificates. Notwithstanding any other provision of this Agreement:

(i)    The Participant is ultimately liable and responsible for all taxes owed in connection with the Restricted Stock, regardless of any action the Company or any of its subsidiaries takes with respect to any tax withholding obligations that arise in connection with the Restricted Stock. Neither the Company nor any of its subsidiaries makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding or vesting of the Restricted Stock or the subsequent sale of shares. The Company and its subsidiaries do not commit and are under no obligation to structure the Restricted Stock to reduce or eliminate the Participant’s tax liability.

(ii)    Prior to any tax withholding becoming due, the Participant shall make arrangements to satisfy such tax withholdings when due. Except as the Board may otherwise determine, all such payments shall be made in cash or by certified check and the Company may, to the extent permitted by applicable law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant. Notwithstanding the foregoing, to the extent agreed upon by the Board and the Participant, the Company (or the employing subsidiary) may withhold a portion of the shares of Restricted Stock that have an aggregate fair market value sufficient to pay the maximum federal, state and local income, employment and any other applicable taxes required to withheld by the Company or the employing subsidiary with respect to the Shares (or such other amount as determined by the Board that will not result in any adverse accounting consequences). Notwithstanding any contrary provision of this Agreement, no vested Shares will be released from the Company unless and until satisfactory arrangements (as determined by the Board) will have been made by the Participant with respect to the payment of any income and other taxes which the Company determines must be withheld or collected as of the vesting date with respect to such Shares.

2.3    Rights as Stockholder. Except as otherwise provided herein, upon the Grant Date, the Participant shall have all the rights of a stockholder with respect to the Shares, including the right to receive any cash or stock dividends or other distributions paid to or made with respect to the Shares, subject to the Restrictions herein.

2.4    Retained Distributions. The Company will retain custody of all cash dividends (without interest) and other distributions (“Retained Distributions”) made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the Restrictions and the other terms and conditions under this Agreement that are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested pursuant to the Grant Notice. Retained Distributions will automatically be forfeited upon forfeiture of the share of Restricted Stock with respect to which the Retained Distributions were paid or declared.

ARTICLE III.

RESTRICTIVE COVENANTS

3.1     Existing Obligations. The Participant acknowledges and agrees that the Participant shall remain subject to, and will comply with, all of the restrictive covenants set forth in any agreement entered into between the Participant and the Company or any of its subsidiaries, including, without limitation, that certain Employment Agreement entered into by and between the Company and the Participant, dated as of October 6, 2015, as amended (the “Employment Agreement”), and, without limiting any rights under the foregoing agreements, in consideration for the Company’s obligations set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged and agreed, the restrictive covenants set forth in the Employment Agreement are hereby incorporated by reference into this Section 3.1 as if set forth in full herein.

ARTICLE IV.

OTHER PROVISIONS

4.1    Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to the conflicts of law principles thereof or of any other jurisdiction. The Administrator (or the Board) shall have the power to interpret this Agreement, and all actions taken and all interpretations and determinations made by the Administrator (or the Board) in good faith shall be final and binding upon the Participant, the Company and all other interested persons. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

4.2    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company at its principal executive offices in care of the Secretary of the Company, and any notice to be given to the Participant shall be addressed to the Participant at the most recent address for the Participant shown in the Company’s records. By a notice given pursuant to this Section 4.2, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.3    Successors and Assigns; Entire Agreement. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and his heirs, executors, administrators, successors and assigns. The parties further intend that this Agreement (together with the Grant Notice, the Certificate of Designations and the Stockholders Agreement) shall constitute the complete and exclusive statements of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceedings to vary the terms of this Agreement.

4.4    Participant’s Representations. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant and his spouse or domestic partner, if applicable, that (a) the Participant is holding the Restricted Stock for the Participant’s own account, and not for the account of any other person, and (b) the Participant is holding the Restricted Stock for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

4.5    Jurisdiction and Venue. The Participant and the Company consent to jurisdiction of the courts of the State of Minnesota and/or the United States District Court, District of Minnesota, for the purpose of resolving all issues of law, equity, or fact, arising out of or in connection with this Agreement. Any action involving claims of a breach of this Agreement shall be brought in such courts. Each party consents to personal jurisdiction over such party in the aforementioned courts and hereby waives any defense of lack of personal jurisdiction. Venue, for the purpose of all such suits, shall be in Minneapolis, Minnesota.

4.6    Conformity to Securities Laws. The Participant acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Agreement shall be administered, and the Restricted Stock is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.7    Transferability of Awards. Except as the Board may otherwise determine or as otherwise provided in this Agreement, in any case, in accordance with applicable laws and the Stockholders Agreement, the Restricted Stock shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution. References to the Participant, to the extent relevant in the context, shall include references to authorized transferees.

4.8    Adjustments Upon Specified Events.

(a)     In the event that the Board determines that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), stock split, spin-off, reorganization, merger, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of common stock or other securities of the Company, issuance of warrants or other rights to purchase common stock or other securities of the Company, other similar corporate transaction or event, or any unusual or nonrecurring transaction or event affecting the Company or the financial statements of the Company, or any change in any applicable laws or accounting principles, the Board, on such terms and conditions as it deems appropriate, either by the terms of the Restricted Stock or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Board determines that such action is appropriate in order to (i) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under this Agreement, (ii) to facilitate such transaction or event or (iii) give effect to such changes in applicable laws or accounting principles:

(1) To provide that the Restricted Stock shall vest as to all shares covered thereby, notwithstanding anything to the contrary in the Agreement;

(2) Without limiting any actions contemplated by the Certificate of Designations, to provide that the Restricted Stock be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares, in all cases, as determined by the Board;

(3) To make adjustments in the number and type of shares of Preferred Stock, common stock (or other securities or property) subject to the award under this Agreement, and/or in the terms and conditions of, and the criteria included in, this Agreement;

(4) To provide for the cancellation of the Restricted Stock in exchange for either an amount of cash or other property with a value equal to the fair market value of, or the amount that could have been obtained upon the realization of the Participant’s rights under, the vested portion of such Award; provided that, if the fair market value, or the amount that could have been obtained upon the realization, of the Participant’s rights in any case, is equal to or less than zero, then the Restricted Stock may be terminated without payment; and/or

(5) To replace the Restricted Stock with other rights or property of substantially equivalent value selected by the Board.

(b) In connection with the occurrence of any non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Preferred Stock, common stock (or other securities of the Company) or the share price of Preferred Stock, common stock (or other securities of the Company) and causes a change in the per share value of the Preferred Stock (an “Equity Restructuring”), and notwithstanding anything to the contrary in this Section 4.8, the Board will equitably adjust the outstanding Restricted Stock, which adjustments may include adjustments to the number and type of securities, the grant of new Restricted Stock to the Participant, and/or the making of a cash payment to the Participant, as the Board deems appropriate to reflect such Equity Restructuring. The adjustments provided under this Section 4.8(b) shall be nondiscretionary and shall be final and binding on the Participant and the Company; provided that whether an adjustment is equitable shall be determined by the Board.

4.9    Amendment. This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator (or the Board) in its discretion; provided, however, that, if such amendment, modification, suspension or termination of this Agreement impairs the rights of the Participant hereunder, no such amendment, modification, suspension or termination shall be effective until consented in writing by the Participant.

4.10    Termination of Status; Not a Contract of Employment or Services. The Board shall determine the effect on the Restricted Stock of the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s service provider status with the Company and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or designated beneficiary may exercise rights under this Agreement, if applicable. Nothing in this Agreement shall confer upon the Participant any right to continue in the employ or engagement of the Company or any of its subsidiaries or shall interfere with or restrict in any way the rights of the Company or its subsidiaries, which are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without Cause, except as may otherwise be provided by the Employment Agreement or any other written agreement entered into by and between the Company and the Participant.

4.11    Lock-Up Period. The Company may, at the request of any representative of the underwriters or otherwise, in connection with any registration of the offering of any securities of the Company under the Securities Act, prohibit the Participant from, directly or indirectly, selling or otherwise transferring any shares of Preferred Stock, common stock or other securities of the Company during a period of up to one hundred eighty days following the effective date of a registration statement of the Company filed under the Securities Act.

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